Exhibit 99.1
AGILITI ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2022
AND PROVIDES 2023 OUTLOOK
Eden Prairie, Minn. — (BUSINESS WIRE) — March 7, 2023 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the fourth quarter and year ended December 31, 2022, and provided its financial outlook for 2023.
Fourth Quarter 2022 Highlights
•Revenue of $282 million, a decrease of 3 percent from the prior year’s Covid-impacted results
•Net income of $3.4 million, down $6.6 million from the prior year period; diluted income per share of $0.02, down $0.05 per share from the prior year period
•Adjusted EBITDA1 of $71 million, compared to $85 million in the prior year period; Adjusted Earnings Per Share1 of $0.18, down $0.07 compared to the prior year period

Full-Year 2022 Highlights
•Revenue growth of 8 percent to $1.12 billion
•Net income of $30.2 million, up $6.2 million from the prior year period; diluted income per share of $0.22, up $0.03 per share from the prior year period
•Adjusted EBITDA1 of $297 million, compared to $331 million in the prior year period; Adjusted Earnings Per Share1 of $0.85, down $0.14 compared to the prior year period
•Total debt of $1.10 billion; Net debt1 of $1.09 billion; and, Net Leverage ratio1 of 3.7x

“Agiliti achieved a number of important business milestones over the course of 2022, including successfully navigating our critical role during the Covid pandemic; securing a long-term renewal of our federal government medical device stockpile management contract; and, signing a record volume of new customer agreements,” said Tom Leonard, CEO of Agiliti. “We enter 2023 with confidence in our near-term financial outlook and excited about our longer-term potential. As I conclude my time as CEO of Agiliti, I could not be more proud of our team and of the company’s important mission in healthcare. I look forward to supporting Agiliti’s continued progress under Tom Boehning’s leadership.”

“In 2022, our performance demonstrated the strength and durability of our model—withstanding the transient impacts of pandemic recovery as we supported our customers through this challenging period for their own business,” said Tom Boehning, President of Agiliti. “As we turn the corner to 2023, our teams are squarely focused on sustaining our new business momentum and executing on our proven strategy to meet the steady demand from our customers. As the company’s next CEO, I am excited to continue working alongside our teams to deliver on our growth potential.
Fourth Quarter and Year-to-Date 2022 Financial Results
Total revenue for the three months ended December 31, 2022 was $281.7 million, representing a 3.0 percent decrease from total revenue of $290.5 million for the same period of 2021. Total revenue for the year ended December 31, 2022 was $1.12 billion, representing a 8.0 percent increase from total revenue of $1.04 billion for the same period of 2021.
Net income for the three months ended December 31, 2022 was $3.4 million, compared to $10 million for the same period of 2021. Net income for the year ended December 31, 2022 was $30.2 million, a $6.2 million increase from net income of $24.0 million for the same period of 2021.
Adjusted EBITDA1 for the three months ended December 31, 2022 was $71.4 million, a 15.9 percent decrease from Adjusted EBITDA1 of $84.9 million for the same period of 2021. Adjusted EBITDA1 for the year ended December 31, 2022 was $296.6 million, a 10.3 percent decrease from Adjusted EBITDA1 of $330.7 million for the same period of 2021.

2023 Financial Guidance
•Revenue of $1.16 - $1.19 billion
1 Non-GAAP Measures. See further discussion on page 6

•Adjusted EBITDA of $295 - 305 million2
•Adjusted earnings per share of $0.65 – $0.70 per share2
•Capex investment expected in the range of $85 to $95 million
Conference Call Information
Agiliti will hold a conference call to discuss its fourth quarter and full year 2022 results on Tuesday, March 7, at 5 p.m. Eastern Time (4 p.m. Central Time).
The conference call can be accessed live over the phone by dialing 1-844-512-2921 or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13735716. A replay will be available two hours after the call and can be accessed by dialing 1-877-407-0792, or for international callers, 1-201-689-8263. The Access ID for the replay call is 13735716. The replay will be available until March 13, 2023.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.
About Agiliti
Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.
CONTACT:
Kate Kaiser
Corporate Communication and Investor Relations
kate.kaiser@agilitihealth.com
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: negative reaction of our investors, our suppliers, our customers or our employees to our leadership succession; market volatility of our common stock as a result of our leadership succession; the risk that the leadership succession may not provide the results that the company expects; our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our potential inability to maintain the agreement with the U.S. Department of Health and Human Services’ (“HHS”) and Office of Assistant Secretary of Preparedness and Response (“ASPR”) (the “Agreement”) or comply with its terms and risks relating to extension, renewal or termination of the Agreement or any of our existing contacts with HHS and ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our most recent annual report on Form 10-K.
2 With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31		Year Ended December 31
(in thousands, except share and per share information)	2022	2021	2022	2021
Revenue	$281,679	$290,478	$1,121,292	$1,038,690
Cost of revenue	174,100	169,727	690,318	614,073
Gross margin	107,579	120,751	430,974	424,617
Selling, general and administrative expense	84,685	95,053	338,988	320,387
Operating income	22,894	25,698	91,986	104,230
Loss on extinguishment of debt	—	—	1,418	10,116
Interest expense	14,983	13,070	49,439	53,514
Tax indemnification expense	—	—	11,918	—
Income before income taxes and noncontrolling interest	7,911	12,628	29,211	40,600
Income tax expense (benefit)	4,440	2,601	(1,232)	16,433
Consolidated net income	3,471	10,027	30,443	24,167
Net income attributable to noncontrolling interest	100	44	231	161
Net income attributable to Agiliti, Inc. and Subsidiaries	$3,371	9,983	$30,212	$24,006

Basic income per share	$0.03	$0.08	$0.23	$0.20
Diluted income per share	$0.02	$0.07	$0.22	$0.19

Weighted-average common shares outstanding:
Basic	133,461,895	130,666,105	132,602,747	120,877,480
Diluted	139,001,770	138,525,173	138,381,295	128,497,220

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share and per share information)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$5,577	$74,325
Accounts receivable, less allowance for credit losses of $4,182 as of December 31, 2022 and $2,902 at December 31, 2021	207,753	209,308
Inventories	70,132	55,307
Prepaid expenses	23,458	18,549
Other current assets	9,393	395
Total current assets	316,313	357,884
Property and equipment, net	273,958	258,370
Goodwill	1,239,106	1,213,121
Operating lease right-of-use assets	79,975	80,676
Other intangibles, net	512,020	573,159
Other	22,735	32,537
Total assets	$2,444,107	$2,515,747
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$17,752	$17,534
Current portion of operating lease liability	23,607	22,826
Current portion of obligation under tax receivable agreement	34,694	29,187
Accounts payable	59,163	53,851
Accrued compensation	25,928	47,951
Accrued interest	5,039	3,473
Other current liabilities	31,198	33,708
Total current liabilities	197,381	208,530
Long-term debt, less current portion	1,077,293	1,174,968
Obligation under tax receivable agreement, pension and other long-term liabilities	9,161	29,629
Operating lease liability, less current portion	67,332	63,241
Deferred income taxes, net	146,615	143,307
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 133,608,495 and 130,950,061 shares issued and outstanding as of December 31, 2022 and December 31, 2021	13	13
Additional paid-in capital	953,046	938,888
Accumulated deficit	(14,274)	(44,486)
Accumulated other comprehensive income	7,343	1,537
Total Agiliti, Inc. and Subsidiaries equity	946,128	895,952
Noncontrolling interest	197	120
Total equity	946,325	896,072
Total liabilities and equity	$2,444,107	$2,515,747

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Consolidated net income	$30,443	$24,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	84,331	103,805
Amortization	95,452	88,240
Remeasurement of tax receivable agreement	(2,124)	4,542
Loss on extinguishment of debt	1,418	7,716
Provision for credit losses	3,903	2,023
Provision for inventory obsolescence	1,034	2,424
Non-cash share-based compensation expense	18,775	13,960
Gain on sales and disposals of equipment	(1,101)	(3,735)
Deferred income taxes	1,292	12,004
Changes in operating assets and liabilities:
Accounts receivable	(3,976)	(8,915)
Inventories	(12,188)	3,052
Other operating assets	(10,144)	(9,044)
Accounts payable	15,753	718
Accrued and other operating liabilities	(23,092)	(30,640)
Net cash provided by operating activities	199,776	210,317
Cash flows from investing activities:
Medical equipment purchases	(55,864)	(37,377)
Property and office equipment purchases	(31,600)	(29,121)
Proceeds from disposition of property and equipment	2,963	9,242
Acquisitions, net of cash acquired	(62,339)	(676,878)
Intangible asset purchases	(20)	—
Net cash used in investing activities	(146,860)	(734,134)
Cash flows from financing activities:
Proceeds under debt arrangements	60,000	381,927
Payments under debt arrangements	(160,023)	(364,119)
Payments of principal under finance lease liability	(8,812)	(9,097)
Payments of deferred financing costs	—	(229)
Payments under tax receivable agreement	—	(15,577)
Distributions to noncontrolling interests	(154)	(185)
Proceeds from exercise of stock options	3,101	1,409
Dividend and equity distribution payment	(908)	(928)
Proceeds from issuance of common stock	—	402,815
Stock issuance costs	—	(4,379)
Shares forfeited for taxes	(14,547)	—
Payments of contingent consideration	(321)	—
Net cash (used in) provided by financing activities	(121,664)	391,637
Net change in cash and cash equivalents	(68,748)	(132,180)
Cash and cash equivalents at the beginning of period	74,325	206,505
Cash and cash equivalents at the end of period	$5,577	$74,325

Use of non-GAAP information
This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc.before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.
Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted EBITDA

	Three Months Ended December 31		Year Ended December 31
(in thousands)	2022	2021	2022	2021
Net income attributable to Agiliti, Inc. and Subsidiaries	$3,371	$9,983	$30,212	$24,006
Interest expense	14,983	13,070	49,439	53,514
Income tax expense ( benefit) (1)	4,440	2,601	(1,232)	16,433
Depreciation and amortization	42,053	49,287	175,764	187,963
EBITDA	64,847	74,941	254,183	281,916
Non-cash share-based compensation expense	3,710	3,833	18,775	13,960
Tax indemnification expense	—	—	11,918	—
Management and other expenses (2)	451	286	2,411	7,926
Transaction costs (3)	4,519	5,797	9,984	12,222
Tax receivable agreement remeasurement	(2,124)	—	(2,124)	4,542
Loss on extinguishment of debt (4)	—	—	1,418	10,116
Adjusted EBITDA	$71,403	$84,857	$296,565	$330,682
_____________________________
(1)Income tax expense (benefit) includes the $11.9 million tax benefit due to the release of the reserve and associated interest and penalties related to the Sizewise Acquisition offset in tax indemnification expense.
(2)Management and other expenses represent (a) management fees and buyout termination fee under the Advisory Services Agreement, which was terminated in connection with the initial public offering and (b) employee related non-recurring expenses.
(3)Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise Acquisitions.
(4)Loss on extinguishment of debt for 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan. Loss on extinguishment of debt for 2021 consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing cost related to the amendment of our Revolving Credit Facility.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share information, unaudited)	2022	2021	2022	2021
Net income attributable to Agiliti, Inc. and Subsidiaries	$3,371	$9,983	$30,212	$24,006
Amortization	23,223	23,731	91,432	84,158
Non-cash share-based compensation expense	3,710	3,833	18,775	13,960
Tax indemnification expense	—	—	11,918	—
Management and other expenses (1)	451	286	2,411	7,926
Transaction costs (2)	4,519	5,797	9,984	12,222
Tax receivable agreement remeasurement	(2,124)	—	(2,124)	4,542
Loss on extinguishment of debt (3)	—	—	1,418	10,116
Income tax benefit associated with pre-tax adjustments (4)	(8,630)	(9,462)	(46,538)	(29,920)
Adjusted net income	$24,520	$34,168	$117,488	$127,010

Weighted average shares outstanding - diluted	139,002	138,525	138,381	128,497
Adjusted EPS	$0.18	$0.25	$0.85	$0.99
_____________________________
(1)Management and other expenses represent (a) management fees and buyout termination fee under the Advisory Services Agreement, which was terminated in connection with the initial public offering and (b) employee related non-recurring expenses.
(2)Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise Acquisitions.
(3)Loss on extinguishment of debt for 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan. Loss on extinguishment of debt for 2021 consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing cost related to the amendment of our Revolving Credit Facility.
(4)Income tax (benefit) expense includes the $11.9 million tax benefit due to the release of the reserve and associated interest and penalties related to the Sizewise Acquisition offset in tax indemnification expense.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio

(in millions, unaudited)	December 31, 2022
First Lien Term Loan, due 2026	$1,054.5
Revolving Loan, due 2026	28.5
Finance lease liability	23.9
Less: Unamortized Deferred Financing Costs and Debt Discount	(11.9)
Total Debt	$1,095.0
Less: Cash	(5.6)
Net Debt	$1,089.4

LTM Adjusted EBITDA	$296.6

Net Leverage	3.7	x